UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

September 14, 2007

Paladin Realty Income Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-51860	20-0378980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 Wilshire Blvd., Suite 1400 Los Angeles, California		90024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 996-8704

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information reported in Items 2.01 and 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets

On July 2, 2007, KC Pinehurst Associates, LLC (“KC Pinehurst”), a subsidiary of Paladin Realty Income Properties, Inc. (the “Company”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Pinehurst Associates, LLC, a Florida limited liability company (“Seller”) for the purchase of Pinehurst Apartment Homes located at 500 NW 63rd Street, Kansas City, Missouri (“Pinehurst”). A copy of the Purchase Agreement was filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on July 9, 2007 and is incorporated herein by reference.

KC Pinehurst is a Delaware limited liability company formed for the purpose of the acquisition. Pursuant to the KC Pinehurst operating agreement, dated as of September 13, 2007 (the “Operating Agreement”), among PRIP 500, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company, JTL Holdings, LLC and JTL Asset Management, Inc., the Company owns a 97.5% interest in KC Pinehurst and JTL Holdings, LLC and JTL Asset Management , Inc., both affiliates of JTL Properties, a Kansas City-based real estate investment and management company, collectively own the remaining 2.5% interest. The Operating Agreement provides that the Company’s investment will be treated as preferred equity and the Company will receive a priority preferred return of 9.0% on its invested equity.

On September 14, 2007, we, through KC Pinehurst, acquired Pinehurst from the Seller for the purchase price of $7,125,000, plus transaction costs and financing fees. We financed the total purchase price by KC Pinehurst’s assumption of the existing mortgage on Pinehurst in the amount of approximately $4.8 million and with proceeds from the Company’s ongoing public offering.

Pinehurst is a recently renovated apartment community with an aggregate of 119,150 square feet of rentable area in its 146 units and was approximately 97% occupied as of September 10, 2007. The Company believes that the property is suitable and adequate for its intended purpose and is adequately covered by insurance.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the closing of the Pinehurst acquisition, KC Pinehurst has assumed the existing mortgage loan on the property pursuant to an assumption agreement, dated as of September 13, 2007, by and among Seller, KC Pinehurst, Federal Home Loan Mortgage Corporation, the noteholder, and Robert E. Spielman, the original guarantor. The mortgage loan, in the amount of approximately $4.8 million, is evidenced by a promissory note dated December 6, 2005 in the original principal amount of $4.9 million. The loan has a fixed rate of 5.58% with a 10-year term, maturing on January 1, 2016. The loan is prepayable at any time prior to its maturity, subject to a prepayment penalty equal to the greater of (1) one percent of the outstanding balance or (2) an amount calculated pursuant to a standard formula based on the remaining life of the loan and then-current interest rates. The loan is secured by the property pursuant to a Multifamily Deed of Trust, Assignment of Rents and Security Agreement (the “Security Instrument”). In addition the loan is guaranteed by James E. Lippert pursuant to a guaranty dated September 13, 2007 (the “New Guaranty”), but only upon the occurrence of certain events specified in the New Guaranty.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements

It is not practical to provide the required financial statements at this time. Such financial statements will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Current Report on Form 8-K.

(b) Pro Forma Financial Information

See paragraph (a) above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALADIN REALTY INCOME PROPERTIES, INC.

Date: September 20, 2007	By:	/s/ John A. Gerson
John A. Gerson
Chief Financial Officer